Exhibit 99.1

Presentation at Apellis Pharmaceuticals, Inc. Employee Meeting on April 7, 2026

 COMBINING OUR STRENGTHS  GETTING TO KNOW BIOGEN  Confidential - For Internal Integration Planning Purposes Only

 Important Information  The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Apellis Common Stock or any other securities, nor is it a substitute for the tender offer materials that Biogen or Purchaser will file with the SEC. The terms and conditions of the tender offer will be published in, and the offer to purchase Apellis Common Stock will be made only pursuant to, the offer document and related offer materials prepared by Biogen and Purchaser and filed with the SEC in a tender offer statement on Schedule TO at the time the tender offer is commenced.  THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS THEY MAY BE AMENDED FROM TIME TO TIME, WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND APELLIS SECURITYHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR COMMON STOCK.  The tender offer materials, including the offer to purchase and the related letter of transmittal and certain other tender offer documents, and the solicitation/recommendation statement (when they become available) and other documents filed with the SEC by Biogen or Apellis, may be obtained free of charge at the SEC’s website at www.sec.gov or at Biogen’s website at https://www.biogen.com/ or at Apellis’ website at https://investors.apellis.com/news-releases. In addition, Biogen’s tender offer statement and other documents it will file with the SEC will be available at https://investors.biogen.com/.

 Cautionary Note Regarding Forward-Looking Statements  This communication contains forward-looking statements, relating to, among others, statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “hope,” “intend,” “may,” “objective,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “prospect,” “should,” “target,” “will,” “would” or the negative of these words or other words and terms of similar meaning. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical trials may not be indicative of full results or results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements. Given their forward-looking nature, these statements involve substantial risks and uncertainties that may be based on inaccurate assumptions and could cause actual results to differ materially from those reflected in such statements.  These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Given their nature, we cannot assure that any outcome expressed in these forward-looking statements will be realized in whole or in part. We caution that these statements are subject to risks and uncertainties, many of which are outside of our control and could cause future events or results to differ materially from those stated or implied in this document, including, among others, the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of Apellis common stock being tendered in the tender offer; the timing to consummate the proposed transaction; the risk that the conditions to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that Biogen is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; potential business uncertainty, including changes to existing business relationships during the pendency of the proposed transaction that could affect financial performance; legal proceedings; governmental regulation; the ability to retain management and other personnel; that all or any of the contingent consideration will become payable on the terms described herein; the accuracy of Biogen’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; Biogen’s ability to increase its manufacturing capabilities for its products and product candidates; and other economic, business, or competitive factors. and any other risks and uncertainties that are described in other reports we have filed with the U.S. Securities and Exchange Commission, which are available on the SEC’s website at www.sec.gov.  These statements speak only as of the date of this press release and are based on information and estimates available to us at this time. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors are cautioned not to put undue reliance on forward-looking statements. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in our subsequent reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements whether as a result of any new information, future events, changed circumstances or otherwise.

 4  IT’S GREAT  TO MEET YOU  Today we hope to:  Share a little about us Get to know one another  Discover what unites us, as well as the unique strengths we both bring

 5  UNLOCKING GREATER IMPACT  ADVANCING IMMUNOLOGY  Apellis' complement biology expertise deepens our immunology expertise  DELIVERING VALUE  Apellis’ talent, expertise and products can enhance Biogen’s growth portfolio  and accelerate Biogen’s entry  into nephrology  REACHING MORE & NEW PATIENTS  Together we can serve more patients in new specialty and rare disease areas with significant unmet needs  Apellis brings unique strengths that complement Biogen’s expertise and capabilities

 6  Biogen was founded in 1978 by a group of visionaries — including Nobel laureates — who believed that science could do the impossible. That spirit of scientific courage and curiosity remains  our most enduring competitive advantage.  WE’RE BUILT ON BREAKTHROUGH SCIENCE  1978   Founded by 2 Nobel laureates  and leading scientists in Geneva  1980s   Pioneered recombinant DNA technology for human therapeutics, placed roots in Kendall Square  1990s–2000s  Established global leadership in multiple sclerosis treatment  Today   Advancing multiple medical “firsts” in neurology, immunology and rare disease  SPINRAZA® – The first treatment for SMA  QALSODY® – a landmark ALS approval  ZURZUVAE® – the first-ever oral therapy for postpartum depression.  SKYCLARYS® – the first treatment for Friedreich ataxia.  LEQEMBI® IQLIKTM – the first Alzheimer’s treatment designed for at-home administration  Commercializing or advancing 5 breakthrough-designated innovations, including in lupus and kidney disease

 7  A LOOK INSIDE BIOGEN  ~8K  Employees worldwide  2028  New headquarters in  Kendall Square  Global network across North America, Europe and Intercontinental region, with  45+  affiliates, and distribution partners in over an additional 60 countries  9  Manufacturing sites  8 in North Carolina, U.S., and 1  in Solothurn, Switzerland  100+  Countries receive our products  $9.89B  Revenue in 2025

WE'RE COMMERCIALIZING PRODUCTS IN THE MOST COMPLEX AND DEVASTATING DISEASES


Cleo and Norma
Living with Alzheimer's Disease

ALZHEIMER'S DISEASE

#1
most common neurodegenerative disease

>55 million
patients worldwide

1 in 3
seniors die with AD or another dementia


Kai
Living with Multiple Sclerosis

MULTIPLE SCLEROSIS

2.8 million
estimated number of people living with MS worldwide

>1 million
treated patients, but no ability to completely halt or reverse disease progression



POSTPARTUM DEPRESSION

1 in 8
mothers report experiencing symptoms of PPD

500k
estimated number of women in the U.S. who experience PPD

~50%
of all PPD cases may go undiagnosed


Elizabeth
Living with Friedreich Ataxia

FRIEDREICH ATAXIA

~15k
Estimated number of people living with FA worldwide

37 years
average life expectancy

SPINAL MUSCULAR ATROPHY

~1 in 11k
live births affected

85%
of people living with SMA develop symptoms after infancy

AMYOTROPHIC LATERAL SCLEROSIS

~352,000
people living with ALS/motor neuron disease worldwide

3- to 5-year
life expectancy from symptom onset

~15%
of cases are genetic ALS

8

Biogen

 Litifilimab Felzartamab  Zorevunersen Dapirolizumab pegol  High-risk/high-reward early-stage pipeline  Research portfolio  Additional early-stage BD  2030s  Late 2020s  Today  Opportunities for  longer-term growth  Registrational  late-stage pipeline  Current revenue  growth drivers  OUR LONG-TERM STRATEGY: 3 SEQUENTIAL SETS OF POTENTIAL GROWTH DRIVERS  Salanersen LEQEMBI  (preclinical AD)  9  Note: Dapirolizumab pegol is being developed in collaboration with UCB; LEQEMBI (lecanemab-irmb) is being developed in collaboration with Eisai Co; SPINRAZA, QALSODY, and Salanersen are licensed from Ionis Pharmaceuticals, Inc; Zorevunersen is being developed in collaboration with Stoke Therapeutics, Inc.; ZURZUVAE is being developed in collaboration with Supernus Pharmaceuticals, Inc.  # Rare disease is a commercial designation that includes multiple therapeutic indications.  Immunology  Neurology  Rare Disease#

APELLIS PROVIDES THE POTENTIAL FOR ADDITIONAL GROWTH PRODUCTS

Broadens, diversifies, and strengthens our current revenue growth drivers

2030s
Opportunities for longer-term growth

- High-risk/high-reward early-stage pipeline
- Research portfolio
- Additional early-stage BD

Late 2020s
Registrational late-stage pipeline

Litifilimab, Zorevunersen, Salanersen, Felzartamab, Dapirolizumab pegol, LEQEMBI (preclinical AD)

Today
Current revenue growth drivers

LEQEMBI, ZURZUVAE, VUMERITY, SPINRAZA, SKYCLARYS, QALSODY, SYFOVRE, EMPAVELI

Neurology | Immunology | Rare Disease#

Apellis adds two commercial assets

SYFOVRE

- ***Best-in-class*** medicine approved in Geographic Atrophy Generated ***$587M*** of revenue in 2025
- Regulatory filing for prefilled syringe planned for 1H 2026

EMPAVELI

- ***Best-in-class*** medicine approved in C3G/IC-MPGN. Also marketed for PNH.
- Significant commercial potential that ***accelerates Biogen's expansion into nephrology***

Note: Dapirolizumab pegol is being developed in collaboration with UCB; LEQEMBI (lecanemab-irmb) is being developed in collaboration with Eisai Co; SPINRAZA, QALSODY, and Salanersen are licensed from Ionis Pharmaceuticals, Inc; Zorevunersen is being developed in collaboration with Stoke Therapeutics, Inc.; ZURZUVAE is being developed in collaboration with Supernus Pharmaceuticals, Inc.
Rare disease is a commercial designation that includes multiple therapeutic indications. C3G = complement 3 glomerulopathy; IC-MPGN = immune complex membranoproliferative glomerulonephritis

Biogen

10

10

WE'RE EMBARKING ON A MULTI-YEAR REGISTRATIONAL DATA FLOW

- *Neurology*
- *Immunology*
- *Rare Disease#*

2026

LEQEMBI® IQLIK™
SC-AI For Treatment Initiation
FDA PDUFA: May 24, 2026

LITIFILIMAB
TOPAZ-1 in SLE

LITIFILIMAB
TOPAZ-2 in SLE

2027

FELZARTAMAB
TRANSCEND in AMR

LITIFILIMAB
AMETHYST in CLE

ZOREVUNERSEN
EMPEROR in Dravet syndrome

2028-2030

DAPIROLIZUMAB PEGOL
PHOENYCS FLY in SLE

SKYCLARYS Pediatric
BRAVE in FA

LEQEMBI
AHEAD 3-45 in Preclinical AD

FELZARTAMAB
TRANSPIRE in MVI

SALANERSEN
STELLAR-1 in SMA

FELZARTAMAB
PREVAIL in IgAN

FELZARTAMAB
PROMINENT in PMN

Note: Planned data flow, subject to change. LEQEMBI (lecanemab-irmb) is being developed in collaboration with Eisai Co; Zorevunersen is being developed in collaboration with Stoke Therapeutics, Inc.; Dapirolizumab pegol is being developed in collaboration with UCB; Salanersen is licensed from Ionis Pharmaceuticals, Inc. # Rare Disease is a commercial designation that includes multiple therapeutic indications. AD = Alzheimer's disease; AMR = antibody mediated rejection; CLE = cutaneous lupus erythematosus; FA = Friedreich ataxia; IgAN = IgA nephropathy; MVI = microvascular inflammation in kidney transplant patients; PMN = primary membranous nephropathy; SC-AI = subcutaneous autoinjector; SLE = systemic lupus erythematosus; SMA = spinal muscular atrophy

Biogen

11

 12  OUR CULTURE MAKES BREAKTHROUGHS HAPPEN  We boldly advance rigorous science to drive innovation in medicine.  We are humble and curious, integrating external and internal advances to successfully compete.  We achieve high performance and have greater impact by being decisive and solution-oriented, while effectively managing risk.  We act with the highest integrity with each other and all who place their trust in us.  We are open, embrace and leverage differences, and treat everyone with care and dignity.  INCLUSIVE  ETHICAL  THINK BROADLY  DRIVE RESULTS  PIONEER

CULTURE COMPARISON: BIOGEN + APELLIS

Biogen and Apellis share themes of prioritizing science, being innovative and decisive, holding a patient-first focus, and embracing inclusion

Biogen Essentials

Pioneer
Boldly advance rigorous science

Drive Results
High performance; decisive and solution-oriented

Think Broadly
Humble & curious; integrate internal and external advances

Ethical
Act with the highest integrity

Inclusive
Embrace differences; treat everyone with care and dignity

Shared Themes

Science Focused

Solution Oriented & Innovative

Patient Centered, Passionate & Ethical

Caring & Inclusive

Apellis Values

We are Complement
Scientific integrity, inclusion, curiosity, and collaboration.

We are Resourceful
Act in the most agile and efficient way

We are Fearless
Take risks and push for productivity and innovation

We love what we do
Passionate about work, purpose, and impact

We Care
Improve the lives of patients, families, and employees

We Belong
Embrace differences; learn fearlessly and evolve together

13 Sources: Biogen , Apellis

Biogen

14  BIOGEN’S WELL-BEING COMMITMENT  Well-Being  Social  Emotional  Medical, vision and dental plans  Health advocates  Wellness programs  On-site fitness centers  Wellness reimbursements  Physical Financial  Generous paid time off  Summer hours  Year-end shutdown  Paid sabbatical  Parental leave following local regulations  On-site childcare  On-site cafeterias and cafés  Employee & Family Solutions (EFS)  Concierge services  Commuter benefits  Competitive compensation  Retirement/ savings plans  Long-term incentive plans  No-cost life insurance and disability coverage  Financial advising  Tuition reimbursement  College planning services  Legal consultations and referrals  Employee Resource Groups  Care Deeply Day for volunteering  Charitable company matching  Compost/Recycling programs  Community Lab

 THANK YOU & QUESTIONS